                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K/A


                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  FEBRUARY 2, 1996


                         FLEXTRONICS INTERNATIONAL LTD.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                    SINGAPORE
                ------------------------------------------------
                 (State or other jurisdiction of incorporation)



     0-23354                                                 NOT APPLICABLE
------------------                                        ----------------------
   (Commission                                             (IRS Employer
   File Number)                                            Identification No.)


514 CHAI CHEE LANE, #04-13, BEDOK INDUSTRIAL ESTATE, SINGAPORE          469029
--------------------------------------------------------------------------------
            (Address of principal executive offices)                  (Zip Code)


                                  (65) 449-5255
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 7.  Financial Statements and Exhibits

        On February 2, 1996, Flextronics International Ltd. (the "Company") acquired (the "Acquisition") all of the issued share capital of Astron Group Limited, a private company limited by shares and incorporated in Hong Kong ("Astron"). This Form 8-K/A is being filed in response to comments by the SEC staff in letters dated March 7, 1997, March 14, 1997 and March 24, 1997 and in connection with the Company's revision of its accounting for the Acquisition.

(a)  financial statements of Astron Group Limited and Subsidiaries

                     ASTRON GROUP LIMITED AND SUBSIDIARIES

                     Report and Financial Statements
                     For the three years ended December 31, 1993, 1994 and 1995

                         INDEX TO FINANCIAL STATEMENTS


ASTRON GROUP LIMITED AND SUBSIDIARIES
Auditors' Report......................................................    1


Consolidated Statements of Income for the years ended
  December 31, 1993, 1994 and 1995....................................    2


Consolidated Balance Sheets as of December 31, 1994 and 1995..........  3 & 4


Consolidated Statements of Shareholders' Equity for the
  years ended December 31, 1993, 1994 and 1995........................    5


Consolidated Statements of Cash Flows for the years ended
  December 31, 1993, 1994 and 1995....................................  6 & 7


Notes to Consolidated Financial Statements............................ 8 - 23

                     [DELOITTE TOUCHE TOHMATSU LETTERHEAD]


AUDITOR'S REPORT

TO THE MEMBERS OF ASTRON GROUP LIMITED
(incorporated in Hong Kong with limited liability)

We have audited the financial statements on pages 2 to 23 which have been prepared in accordance with accounting principles generally accepted in Hong Kong.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

The directors are required to prepare financial statements which give a true and fair view. In preparing financial statements which give a true and fair view it is fundamental that appropriate accounting policies are selected and applied consistently.

It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

BASIS OF OPINION

We conducted our audit in accordance with Statements of Auditing Standards issued by the Hong Kong Society of Accountants. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgments made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the Group's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance as to whether the financial statements are free from material misstatement. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements. We believe that our audit provides a reasonable basis for our opinion.

OPINION

In our opinion the financial statements give a true and fair view of the state of the Group's affairs as at December 31, 1995 and of its profit and cash flow for the three years ended December 31, 1995 and have been properly prepared in accordance with accounting principles generally accepted in Hong Kong.

/s/ DELOITTE TOUCHE TOHMATSU

Hong Kong
March 12, 1997

[DELOITTE TOUCHE TOHMATSU INTERNATIONAL LOGO]

                     ASTRON GROUP LIMITED AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                             (Dollars in thousands)




                                                                        YEAR ENDED DECEMBER 31,
                                                                ---------------------------------------
                                                                  1993           1994            1995
                                                                -------         -------         -------
                                                                  HK$            HK$              HK$
Net sales .....................................................  88,969         138,849         160,268
Cost of sales..................................................  62,021          82,790         101,223
                                                                -------         -------         -------
Gross profit...................................................  26,948          56,059          59,045
                                                                -------         -------         -------
Selling, general and administrative expenses...................  18,970          40,411          47,718
                                                                -------         -------         -------
Operating income...............................................   7,978          15,648          11,327
Interest expense...............................................    (760)           (816)           (501)
Other income (note 3)..........................................   2,979           6,567          10,308
Exceptional items (note 4).....................................  (2,793)         (2,313)          6,900
                                                                -------         -------         -------
Income before income taxes.....................................   7,404          19,086          28,034
Income taxes (note 5)..........................................  (2,022)         (2,572)         (3,560)
                                                                -------         -------         -------
Net income.....................................................   5,382          16,514          24,474
                                                                =======         =======         =======




                    See accompanying notes to consolidated financial statements.

                     ASTRON GROUP LIMITED AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                             (Dollars in thousands)

                                                             DECEMBER 31,
                                                        -----------------------
                                                         1994            1995
                                                        -------         -------
                                                          HK$             HK$
Current assets:
  Cash ............................................      24,021          10,921
  Accounts receivable, net of allowance for
    doubtful accounts of HK$NIL in 1994 and
    HK$NIL in 1995 ................................      29,918          27,501
  Advances to related parties (note 13) ...........       4,029          16,007
  Inventories (note 6) ............................       9,188          15,884
  Prepaid expenses and other current assets .......       1,836           3,335
                                                        -------         -------
        Total current assets ......................      68,992          73,648
                                                        -------         -------
Property, plant and equipment, net (note 7) .......      25,975         109,770
                                                        -------         -------
Intangible assets, (note 8) .......................         459           1,955
                                                        -------         -------
Other investment (note 9) .........................       8,740           4,887
                                                        -------         -------
Long term loan receivable (note 10) ...............      22,500          12,500
                                                        -------         -------
Total assets ......................................     126,666         202,760
                                                        =======         =======



          See accompanying notes to consolidated financial statements.

                     ASTRON GROUP LIMITED AND SUBSIDIARIES

                  (Dollars in thousands except per share data)


                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                            December 31,
                                                                     -------------------------
                                                                      1994              1995
                                                                     -------           -------
                                                                       HK$               HK$
Current liabilities:
  Short-term borrowings (note 11)...............................         404             1,714
  Current portion of long-term debt (note 12)...................       1,965               499
  Accounts payable..............................................      34,498            55,441
  Advances from related parties (note 14).......................         232               732
  Income taxes payable..........................................       2,929               928
  Other accrued liabilities.....................................       2,613                 -
                                                                     -------           -------
    Total current liabilities...................................      42,641            59,314
                                                                     -------           -------
Deferred income taxes (note 5)..................................       1,445             1,718
                                                                     -------           -------
Long-term debt (note 12)........................................      25,030                 -
                                                                     -------           -------
Minority interests..............................................       3,750             3,750
                                                                     -------           -------

Commitments and contingencies (note 13)
Shareholders' equity:
  Ordinary shares, HK$1 par value, 6,750 shares
    authorised, issued and outstanding..........................       6,750             6,750
  Additional paid-in capital...................................           -             60,000
  Retained earnings.............................................      38,310            62,784
  Other reserves................................................       8,740             8,444
                                                                     -------           -------
                                                                      53,800           137,978
                                                                     -------           -------
Total liabilities and shareholders' equity......................     126,666           202,760
                                                                     =======           =======


          See accompanying notes to consolidated financial statements.

                     ASTRON GROUP LIMITED AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                    (Dollars in thousands except share data)


                                                   ORDINARY SHARES     ADDITIONAL                               TOTAL
                                                  -----------------     PAID-IN     RETAINED      OTHER     SHAREHOLDERS'
                                                  SHARES     AMOUNT     CAPITAL     EARNINGS     RESERVES      EQUITY
                                                  ------     ------    ----------   --------     --------   -------------
                                                              HK$         HK$         HK$          HK$           HK$
Balance at December 31, 1992 ...................   2,000      2,000         -        19,064        9,377        30,441
Surplus arising from revaluation of
  investment property ..........................     -          -           -            -        15,488        15,488
Issue of ordinary shares .......................   3,000      3,000         -            -           -           3,000
Net income .....................................     -          -           -         5,382          -           5,382
Proposed dividend ..............................     -          -           -          (900)         -            (900)
                                                   -----      -----      ------      ------      -------       -------
Balance at December 31, 1993 ...................   5,000      5,000         -        23,546       24,865        53,411
Bonus shares issued ............................   1,750      1,750         -        (1,750)         -             -
Eliminated on disposal of investment
  property .....................................     -          -           -            -       (21,458)      (21,458)
Revaluation of long term investment ............     -          -           -            -         5,333         5,333
Net income .....................................     -          -           -         16,514         -          16,514
                                                   -----      -----      ------       ------     -------       -------
Balance at December 31, 1994 ...................   6,750      6,750         -         38,310       8,740        53,800
Capital contribution ...........................     -          -        60,000          -           -          60,000
Revaluation of land ............................     -          -           -            -         3,557         3,557
Revaluation of long-term investment ............     -          -           -            -        (3,853)       (3,853)
Net income .....................................     -          -           -         24,474         -          24,474
                                                   -----      -----      ------       ------     -------       -------
Balance at December 31, 1995 ...................   6,750      6,750      60,000       62,784       8,444       137,978
                                                   =====      =====      ======       ======     =======       =======


(Note: Other reserves represent net surplus on revaluation of land and buildings and other investments)

          See accompanying notes to consolidated financial statements.

                     ASTRON GROUP LIMITED AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)


                                                                         YEAR ENDED DECEMBER 31,
                                                                       ---------------------------
                                                                        1993       1994       1995
                                                                       ------     ------     ------
                                                                        HK$         HK$       HK$
CASH FLOW FROM OPERATING ACTIVITIES
Operating profit before taxation....................................    7,405     19,086     28,035
Dividend income.....................................................        -       (108)         -
Interest income.....................................................      (47)      (816)    (1,902)
Interest expense....................................................      563        644        405
Interest on obligations under finance leases and hire purchase
  contracts.........................................................      197        172         95
Depreciation and amortization.......................................    7,629      4,426      5,748
Loss (gain) on disposal of fixed assets.............................      178    (18,813)        34
Reinstatement of company loan due to a fellow subsidiary............        -     20,800          -
Decrease (increase) in stocks and work in progress..................    1,063     (1,807)    (6,697)
Decrease (increase) in debtors, deposits and prepayments............   (1,849)   (17,401)       921
Decrease (increase) in amount due from holding company..............   (3,004)       207      2,699
Decrease (increase) in amount due from a fellow subsidiary
  company...........................................................       (4)         4    (13,528)
Decrease (increase) in amounts due from related companies...........     (930)       860         51
Increase in amount due from a shareholder...........................        -     (1,162)    (1,201)
Increase in creditors and accrued charges...........................    3,713     22,895     20,943
(Decrease) increase in amount due to a fellow subsidiary
  company...........................................................        -         99        (99)
Increase in amount due to a related company.........................        -          -         84
Increase in amount due to a minority shareholder....................        -          -        648
(Decrease) increase in amount due to a director.....................      (88)       121       (133)
(Decrease) increase in trust receipts...............................      195        999     (2,613)
                                                                       ------     ------     ------
NET CASH INFLOW FROM OPERATING ACTIVITIES...........................   15,021     30,206     33,490
                                                                       ------     ------     ------
RETURNS ON INVESTMENT AND SERVICING OF FINANCE
Dividend received...................................................        -        108          -
Interest received...................................................       47        816      1,902
Interest paid.......................................................     (563)      (644)      (405)
Interest on obligations under finance leases
  and hire purchase contracts.......................................     (197)      (171)       (95)
Dividend paid.......................................................        -       (900)         -
                                                                       ------     ------     ------
NET CASH INFLOW (OUTFLOW) FROM RETURNS
  ON INVESTMENT AND SERVICING OF FINANCE............................     (713)      (791)     1,402
                                                                       ------     ------     ------
TAXATION
Hong Kong Profits Tax paid..........................................        -       (977)    (5,290)
                                                                       ------     ------     ------
INVESTING ACTIVITIES
Payments to acquire trademark.......................................        -       (315)         -
Purchase of fixed assets............................................     (522)   (10,551)   (85,970)
Pre-operating costs.................................................        -          -     (1,582)
Proceeds on disposal of fixed assets................................       10        333         36
Long-term loan receivable...........................................        -          -     10,000
                                                                       ------     ------     ------

                    ASTRON GROUP LIMITED AND SUBSIDIARIES

                             (Dollars in thousands)

                                                                        YEAR ENDED DECEMBER 31,
                                                                 -------------------------------------
                                                                 1993             1994            1995
                                                                 ----             ----            ----
                                                                 HK$              HK$             HK$
NET CASH OUTFLOW FROM INVESTING
  ACTIVITIES . . . . . . . . . . . . . . . . . . . . . . . .      (512)         (10,533)        (77,516)
                                                                ------          -------         -------
NET CASH (OUTFLOW) INFLOW BEFORE
  FINANCING  . . . . . . . . . . . . . . . . . . . . . . . .    13,796           17,905         (47,914)
                                                                ------          -------         -------
FINANCING (see note 14)
Capital contribution . . . . . . . . . . . . . . . . . . . .       -                -            60,000
Issue of ordinary shares . . . . . . . . . . . . . . . . . .     3,000              -               -
New bank loans obtained  . . . . . . . . . . . . . . . . . .     2,892              -               -
Repayment of obligations under finance leases
  and hire purchase contracts  . . . . . . . . . . . . . . .    (4,024)             -            (1,205)
Repayment of bank loans  . . . . . . . . . . . . . . . . . .    (1,208)          (2,032)         (4,491)
Repayment of loan from a fellow subsidiary company . . . . .       -                -           (20,800)
Repayment of loan from a shareholder . . . . . . . . . . . .    (3,042)             -               -
                                                                ------          -------         -------
NET CASH INFLOW (OUTFLOW) FROM
  FINANCING  . . . . . . . . . . . . . . . . . . . . . . . .    (2,382)          (2,032)         33,504
                                                                ------          -------         -------
(DECREASE) INCREASE IN CASH AND CASH
  EQUIVALENTS  . . . . . . . . . . . . . . . . . . . . . . .    11,414           15,873         (14,410)

CASH AND CASH EQUIVALENTS AT
  BEGINNING OF THE YEAR  . . . . . . . . . . . . . . . . . .    (3,670)           7,744          23,617
                                                                ------          -------         -------
CASH AND CASH EQUIVALENTS AT END
  OF THE YEAR  . . . . . . . . . . . . . . . . . . . . . . .     7,744           23,617           9,207
                                                                ------          -------         -------
ANALYSIS OF THE BALANCES OF CASH AND
  CASH EQUIVALENTS
Bank balances and cash . . . . . . . . . . . . . . . . . . .     8,932           24,021          10,921
Bank overdrafts  . . . . . . . . . . . . . . . . . . . . . .    (1,188)            (404)         (1,714)
                                                                ------          -------         -------
                                                                 7,744           23,617           9,207
                                                                ======          =======         =======

         See accompanying notes to consolidated financial statements.

                     ASTRON GROUP LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in thousands)

1.      ORGANIZATION AND BASIS OF FINANCIAL STATEMENTS

        The Company is a private limited company incorporated in Hong Kong. Its ultimate holding company is Alberton Holdings Limited, also incorporated in Hong Kong.

        The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in Hong Kong ("H.K. GAAP"), which differ from in certain material respects from accounting principles generally accepted in the United States ("U.S. GAAP") see
        Note 19.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Principles of consolidation -- The consolidated financial statements include the assets, liabilities, revenues and expenses of all subsidiaries. All material intercompany transactions and balances have been eliminated.

        Cash equivalents -- cash equivalents represent short-term highly liquid investments which are readily convertible into known amounts of cash and which were within three months of maturity when acquired; less advances from banks repayable within three months from the date of the advance.

        Depreciation -- Depreciation is provided to write off the cost or revalued amount of fixed assets over their estimated useful lives using the straight line method, at the following rates per annum:

        Leasehold land and buildings            Over the terms of the lease
        Office equipment                        20%
        Furniture and fixtures                  20%
        Computers                               20%
        Electrical equipment                    10%
        Production equipment                    10%-20%
        Motor vehicles                          20%

        Assets held under finance leases and hire purchase contracts are depreciated over their expected useful lives on the same basis as owned assets.

        Surplus arising on the revaluation of leasehold land and buildings is credited to the property revaluation reserve except that to the extent a revaluation surplus reverses a revaluation deficit of the same asset previsouly charged to the profit and loss account, the revaluation surplus is credited to the profit and loss account.

        Deficit arising on the revaluation of the leasehold land and buildings is charged to the profit and loss account except that to the extent a revaluation deficit relates to an amount held in the property revaluation reserve in respect of the same asset, the deficit is charged directly against the related property revaluation reserve.

        Revaluation surplus on the sale of revalued properties are credited to retained earnings.

                     ASTRON GROUP LIMITED AND SUBSIDIARIES

                             (Dollars in thousands)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (continued)

        Inventories -- Inventories are stated at the lower of cost determined by the first-in, first-out method, or market. Finished goods inventories consist of raw materials, direct labor and overhead associated with the manufacture of printed circuit boards.

        Construction in progress is stated at cost which comprised the manufacturing facilities and the related office building under construction. The Company did not incur a significant amount of borrowing costs in connection with the construction of property, therefore no interest has been capitalized. No depreciation is provided until the construction is completed.

        Intangible assets -- Intangible assets include trademarks which are capitalized and amortized over a period of ten years using the straight line method and pre-operating expenses which are amortized over five years from the date operations commence.

        Revenue recognition -- The Company recognized revenue at the time products are shipped to customers.

        Income taxes -- Deferred income taxes are provided at enacted statutory rates for temporary differences. Temporary differences result primarily from differences between the book and tax bases for depreciation expense.

        Foreign currency translation -- Assets and liabilities denominated in foreign currencies are translated at year end exchange rates, while revenues and expenses are translated at the approximate exchange rates ruling on the dates of the transactions. Gains or losses from foreign currency transactions are included in net income.

        On consolidation the financial statements of overseas subsidiaries are translated at the rates ruling on the balance sheet date. All exchange differences arising on consolidation are dealt with in reserves.

        The exchange rates adopted in the translation of Renminbi (the "RMB") to Hong Kong Dollars are the applicable foreign exchange adjustment centre rates quoted by the People's Bank of China.

        Employee benefits -- The Company does not provide any retirement or postretirement benefits and postemployment benefits, if any, are not significant.

        Investments -- Other listed investments are carried at market value. Unrealized gains or losses on long-term investments are recorded as component of shareholders' equity. Such treatment of long-term investments is consistent with U.S. Statement of Financial Accounting Standards No. 115 ("SFAS 115"), Accounting for Certain Investments in Debt and Equity Securities. Pursuant to SFAS 115 the long-term investments would be classified as available-for-sale.

                     ASTRON GROUP LIMITED AND SUBSIDIARIES

                             (Dollars in thousands)

3.      OTHER INCOME

        The components of other income are as follows:

                                                        YEAR ENDED DECEMBER 31,
                                                        -----------------------
                                                        1993    1994     1995
                                                        ----    ----     ----
                                                        HK$     HK$      HK$
        Exchange gain . . . . . . . . . . . . . .         461   2,000    2,788
        Interest income - bank  . . . . . . . . .          47     816    2,594
                        - loan  . . . . . . . . .         -     1,475    1,041
        Gain on disposal of fixed assets  . . . .         -       325      -
        Management fee received . . . . . . . . .       1,041   1,315      857
        Compensation from client on
          cancellation of orders  . . . . . . . .         -         3      617
        Sale of raw materials (scrap material,
          gold solution, laminate/frame)  . . . .         -       585      863
        Others  . . . . . . . . . . . . . . . . .       1,430      48    1,548
                                                        -----   -----   ------
                                                        2,979   6,567   10,308
                                                        =====   =====   ======

4.      EXCEPTIONAL ITEMS

                                                       YEAR ENDED DECEMBER 31,
                                                       -----------------------
                                                       1993     1994      1995
                                                       ----     ----      ----
                                                       HK$      HK$       HK$
        Exceptional items comprise:

        Reinstatement of loan due to a fellow
          subsidiary company  . . . . . . . . . .         -     (20,800)    -
        Gain on dispoal of leasehold and
          buildings to a fellow subsidiary
          company . . . . . . . . . . . . . . . .         -      18,487     -
        Gain on waiver of liabilities due to a
          shareholder . . . . . . . . . . . . . .         -         -     6,900
        Provision for corporate restructure . . .      (2,793)      -       -
                                                       ------   -------   -----
                                                       (2,793)   (2,313)  6,900
                                                       ======   =======   =====

                     ASTRON GROUP LIMITED AND SUBSIDIARIES

                             (Dollars in thousands)



5.      INCOME TAXES

        The components of income before income taxes are as follows:





                                                                          YEAR ENDED DECEMBER 31,
                                                                    ---------------------------------------
                                                                     1993           1994            1995
                                                                    -------         -------         -------
                                                                      HK$            HK$              HK$
        Hong Kong ................................................   7,404          10,832          24,011
        British Virgin Islands....................................      -            8,254           8,030
        The People's Republic of China ("PRC")....................      -               -           (4,007)
                                                                   -------         -------         -------
                                                                     7,404          19,086          28,034
                                                                   =======         =======         =======



        Hong Kong companies are subject to Hong Kong taxation on their activities conducted in Hong Kong. Under the current Hong Kong laws, dividends and capital gains arising from the realization of investments are not subject to income taxes and no withholding tax is imposed on payments of dividends by the Hong Kong incorporated subsidiaries to the Company. The Company is not taxed in the British Virgin Islands where one of its subsidiaries is incorporated.


        The Company has a subsidiary which was incorporated in PRC in 1994 and operates in the special economic zone of Zhuhai. This company is subject to PRC income taxes at the applicable tax rate (currently 15%) on taxable income based on income tax laws applicable to foreign investment enterprises. Pursuant to the same income tax laws, the subsidiary, being a production-oriented enterprise, is entitled to a tax holiday and therefore is fully exempt from PRC income tax on their manufacturing operations for two years starting from the first profit-making year, followed by a 50% exemption for the next three years.

        The provision for income taxes consists of the following:




                                                                          YEAR ENDED DECEMBER 31,
                                                                    ---------------------------------------
                                                                     1993           1994            1995
                                                                    -------         -------         -------
                                                                      HK$            HK$              HK$
        Hong Kong ................................................     888           3,019           3,287
        Deferred taxes (excess of tax allowances
          over accounting depreciation)...........................   1,134            (447)            273
                                                                   -------         -------         -------
                                                                     2,022           2,572           3,560
                                                                   =======         =======         =======


                     ASTRON GROUP LIMITED AND SUBSIDIARIES

                             (Dollars in thousands)



5.      INCOME TAXES - continued

        A reconciliation between the provision for income taxes computed by applying the Hong Kong statutory tax rate to income before taxes and the actual provision for income taxes is as follows:




                                                                          YEAR ENDED DECEMBER 31,
                                                                   ---------------------------------------
        (In percentage)                                              1993           1994            1995
                                                                   -------         -------         -------
        Statutory tax rate in Hong Kong ..........................  17.5             17.5            16.5
        Deferred taxation (excess of tax allowances
          over accounting depreciation)...........................  15.32            (2.33)           1.0
        Other.....................................................  (5.51)           (1.69)          (4.8)
                                                                    -----            -----           -----
        Effective tax rate........................................  27.31            13.48           12.70
                                                                    =====            =====           =====



6.      INVENTORIES

        Inventories by major categories are summarized as follows:


                                                     1994       1995
                                                     -----      -----
                                                      HK$        HK$
        Raw materials..............................  3,711      8,684
        Work in progress...........................  4,353      5,582
        Finished goods.............................  1,124      1,618
                                                     -----     ------
                                                     9,188     15,884
                                                     =====     ======


                     ASTRON GROUP LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in thousands)

7.      PROPERTY, PLANT AND EQUIPMENT


                        LEASEHOLD              FURNITURE                                                    CONSTRUCTION
                        LAND AND     OFFICE       AND                   ELECTRICAL   PRODUCTION    MOTOR         IN
                        BUILDINGS   EQUIPMENT   FIXTURES    COMPUTERS   EQUIPMENT    EQUIPMENT    VEHICLES     PROCESS      TOTAL
                        ---------   ---------  ---------   ----------   ----------   ----------   --------  ------------   -------
                           HK$         HK$        HK$         HK$          HK$           HK$        HK$          HK$        HK$
COST OR VALUATION
At January 1, 1995        5,741        381       7,991        447            -         38,720        178        7,365       60,223
Additions                 7,459        105         876        223          847         29,822      1,020       45,619       85,971
Reclassification         32,964          -           -          -            -              -          -      (32,964)           -
Revaluation               3,556          -           -          -            -              -          -            -        3,556
Disposals                     -        (30)        (52)         -            -           (337)         -            -         (419)
                         ------        ---       -----        ---          ---         ------      -----      -------      -------
At December 31, 1995     49,720        456       8,215        670          847         68,205      1,198       20,020      149,331
                         ------        ---       -----        ---          ---         ------      -----      -------      -------

Comprising:
  At cost                   190        456       8,215        670          847         68,205      1,198       20,020       99,801
  At valuation 1995      49,530          -           -          -            -              -          -            -       49,530
                         ------        ---       -----        ---          ---         ------      -----      -------      -------
                         49,720        456       8,215        670          847         68,205      1,198       20,020      149,331
                         ------        ---       -----        ---          ---         ------      -----      -------      -------
DEPRECIATION
At January 1, 1995           25        261       6,523        274            -         27,122         43            -       34,248
Provided for the year       120         41         892         70           20          4,462         57            -        5,662
Eliminated on disposals       -        (18)        (36)         -            -           (295)         -            -         (349)
                         ------        ---       -----        ---          ---         ------      -----      -------      -------
At December 31, 1995        145        284       7,379        344           20         31,289        100            -       39,561
                         ------        ---       -----        ---          ---         ------      -----      -------      -------

NET BOOK VALUES
At December 31, 1995     49,575        172         836        326          827         36,916      1,098       20,020      109,770
                         ------        ---       -----        ---          ---         ------      -----      -------      -------
At December 31, 1994      5,716        120         868        173            -         11,598        135        7,365       25,975
                         ------        ---       -----        ---          ---         ------      -----      -------      -------



       The net book value of leasehold land and buildings shown above comprises:

                                                              1994       1995
                                                              -----     ------
                                                               HK$       HK$
       Land and buildings in Hong Kong under a long
         term lease                                             165        152
       Land and buildings outside Hong Kong under a
         medium term lease                                    5,550     49,424
                                                              -----     ------
                                                              5,715     49,576
                                                              =====     ======

       The leasehold land of the Group situated in PRC was revalued at December 31, 1995 by Messrs. Sallmanns, Chartered Surveyors, on an open market value basis subject to the obtaining of the land use right certificate and the realty title certificate. The surplus arising on revaluation has been credited to the property revaluation reserve. The Group is in the process of obtaining the land use right certificate and the realty title certificate.

       The net book value of fixed assets includes an amount of HK$2,079 (1994:
       HK$3,187) in respect of assets held under finance leases and hire purchase contracts.

                     ASTRON GROUP LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in thousands)

8.      INTANGIBLE ASSETS

                                                Pre-operating
                                     Trademark     expenses        Total
                                     ---------  -------------      -----
                                        HK$           HK$           HK$
        COST
        At January 1, 1995              315            144           459
        Additions                         -          1,582         1,582
                                        ---          -----         -----
        At December 31, 1995            315          1,726         2,041
                                        ---          -----         -----

        AMORTISATION
        At January 1, 1995                -              -             -
        Provided for the year            32             54            86
                                        ---          -----         -----
        At December 31, 1995             32             54            86
                                        ---          -----         -----
        NET BOOK VALUES
        At December 31, 1995            283          1,672         1,955
                                        ---          -----         -----
        At December 31, 1994            315            144           459
                                        ===          =====         =====

9.      OTHER INVESTMENT

                                                 1995            1994
                                                -----           -----
                                                 HK$             HK$
        Listed shares overseas
          At cost                                   -               -
          Surplus on revaluation                4,887           8,740
                                                -----           -----
                                                4,887           8,740
                                                =====           =====

        The investment represents 157,500 ordinary shares in Hana Microelectric Company Limited, a company incorporated in Thailand and listed on the Securities Exchange of Thailand since January 12, 1994. These shares were assigned to the Company during 1991 at nil consideration.

10.     LONG-TERM LOAN RECEIVABLE

                                                            December 31,
                                                         ------------------
                                                          1995         1995
                                                         -----        -----
                                                          HK$           HK$
        Amount due from a fellow subsidiary company     22,500        12,500
                                                        ======        ======

        The loan outstanding is repayable on February 4, 1999 and bears interest at 7.15%. The loan is secured by a corporate guarantee from the Company's ultimate holding company.

                     ASTRON GROUP LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in thousands)

11.     SHORT-TERM BORROWINGS

        Short-term borrowings consist primarily of bank overdrafts. Interest rates are generally based on the banks' prime lending rates and the credit lines are normally subject to annual review. The Company has pledged approximately HK$2,171 of cash to the bank to secure general banking facilities.

12.     LONG-TERM DEBT

                                                                 December 31,
                                                              ------------------
                                                               1994         1995
                                                              ------        ----
                                                                HK$          HK$
        Long-term debt consists of:
        Bank loan bearing interest at 1/2% over
          Best Lending Rate ................................   1,935          -
        Bank loan bearing interest at 1 1/2% over
          Best Lending Rate ................................   2,556          -
        Capital lease obligations bearing interest
          at 7.69% to 9.00% per annum ......................   1,704         499
        Loan payable to a fellow subsidiary
          bearing interest at 7.15% ........................  20,800          -
                                                              ------         ---
        Total ..............................................  26,995         499
        Current portion of long-term debt ..................   1,965         499
                                                              ------         ---
        Long-term debt, less current portion ...............  25,030          -
                                                              ======         ===

        There are no significant covenants or financial restrictions relating to the Company's long-term debt.

                      ASTRON GROUP LIMITED AND SUBSIDIARIES

                             (Dollars in thousands)


13.     COMMITMENTS AND CONTINGENCIES

        At December 31, 1995, the Company and its subsidiaries had capital commitments for buildings and factories under construction totalling HK$46,935 which are expected to be disbursed during the year ending December 31, 1996.

        The Company leases premises under various operating leases which do not contain any renewal or escalation clauses. Rental expense under operating leases was HK$NIL in 1993, HK$1,647 in 1994 and HK$2,523 in 1995.

        As at December 31, 1995, the Company and its subsidiaries were obligated under capital leases and operating leases requiring minimum rentals as follows:


                                                            Capital    Operating
                                                            leases      leases
                                                            ------      ------
                                                              HK$         HK$
        Year ending December 31,
          1996.............................................   508        2,011
          1997.............................................     -        1,672
          1998.............................................     -        1,608
          1999.............................................     -        1,608
          Thereafter.......................................     -        5,517
                                                              ---       ------
        Total minimum lease payments.......................   508       12,416
                                                                        ------
        Less: amount representing interest.................     9
                                                              ---
        Present value of minimum lease payments............   499
                                                              ===


        At the balance sheet date, the Group had commitments under non-cancellable operating leases for land and building as follows:

                                                             1994       1995
                                                             ----       ----
                                                              HK$        HK$
        Operating leases which expire:

        Within one year....................................      -         35
                                                             -----      -----
        In the second to fifth years inclusive.............  1,608      1,976
                                                             -----      -----
                                                             1,608      2,011
                                                             =====      =====

                     ASTRON GROUP LIMITED AND SUBSIDIARIES

                             (Dollars in thousands)


14.     RELATED PARTY TRANSACTIONS

        The Company rents the Hong Kong office from Mayfield International Ltd. ("Mayfield"), a fellow subsidiary of Alberton Holdings Ltd. Rentals charged by this party to the Company are summarized as follows:

                                                          DECEMBER 31,
                                                    -------------------------
                                                    1993      1994      1995
                                                    ----      ----      ----
                                                    HK$       HK$        HK$
        Rent charged by Mayfield .................    -       1,206     1,608
                                                    ====      =====     =====

        Prior to December 1995, the Company advanced amounts to, and borrowed amounts from, the holding company, shareholders, directors and companies under their control. All balances were lent on an interest-free basis and repayable on demand. The balances are summarized as follows:

        Interested directors:

        1.   Richard David Han
        2.   Stephen J.L. Rees
        3.   Janine Rees

                                                       DECEMBER 31,
                                                    -----------------
                                                    1994         1995
                                                    ----         ----
                                                     HK$          HK$
        Advances to:

        Holding company
          Alberton Holdings Ltd ..................  2,797            98
        Fellow subsidiary company
          Mayfield International Ltd .............    -          13,528
        Related companies
          Hana Macroelectric Co. Ltd .............     14           -
          Microsil Technology Ltd ................    -               2
          HK PIM Co. Ltd .........................     56            16
        Shareholders
          OMAC Sales Ltd .........................  1,162         2,363
                                                    -----        ------
                                                    4,029        16,007
                                                    =====        ======

                     ASTRON GROUP LIMITED AND SUBSIDIARIES

                             (Dollars in thousands)


14.     RELATED PARTY TRANSACTIONS - continued


                                                        DECEMBER 31,
                                                     -----------------
                                                     1994         1995
                                                     ----         ----
                                                      HK$          HK$
        Advances from:

        Fellow subsidiary company
          Mayfield International Ltd .............     99           -
        Related companies
          OMAC (HK) Ltd ..........................     -            84
        Shareholders
          OMAC Sales Limited .....................     -           648
        Director
          Stephen Rees ...........................    133           -
                                                     ----         ----
                                                      232          732
                                                     ====         ====

Details of profit and loss transactions with related parties:



                                                               DECEMBER 31,
                                                     -------------------------------
                                                      1993         1994        1995
                                                     ------       ------      ------
                                                       HK$          HK$         HK$
        Interested director ......................     -          1 & 2       1 & 2

        EXPENSES
        Management fee ..........................      -            410         445
                                                     ====         =====       =====

                     ASTRON GROUP LIMITED AND SUBSIDIARIES

                             (Dollars in thousands)



15.      ANALYSIS OF CHANGES IN FINANCING



                                          OBLIGATIONS
                                         UNDER FINANCE                                    LOAN
                          ORDINARY        LEASES AND                                      FROM              LOAN
                           SHARE         HIRE PURCHASE       BANK          CAPITAL      A RELATED          FROM A
                          CAPITAL          CONTRACTS         LOANS      CONTRIBUTION     COMPANY         SHAREHOLDERS
                          -------        ------------        -----      ------------    ---------        ------------
                            HK$               HK$             HK$          HK$             HK$               HK$
At January 1, 1993........ 2,000             2,865           3,543           -               -               3,042
New borrowings obtained...   -               4,159           2,892           -               -                 -
Repayment of borrowings...   -              (4,024)         (1,208)          -               -               3,042
Issue of ordinary share
  capital................  3,000               -               -             -               -                 -
                           -----            ------           -----        ------         -------           ------
At January 1, 1994.......  5,000             3,000           5,227           -               -                 -
Repayment of borrowings..    -              (1,296)           (736)          -               -                 -
Non-cash bonus issue.....  1,750               -               -             -               -                 -
                           -----            ------           -----        ------         -------           ------
At January 1, 1995.......  6,750             1,704           4,491           -             20,800              -
Repayment of borrowings..    -              (1,205)         (4,491)          -            (20,800)             -
Capital contribution.....    -                 -               -           60,000            -                 -
                           -----            ------          ------         ------         -------           ------
At December 31, 1995.....  6,750               499             -           60,000            -                 -
                           =====            ======          ======         ======         =======           ======



16.     CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS

        In the years ended December 31, 1993, 1994 and 1995, the Company had sales of printed circuit boards which represent 10% or more of Sales to the following customers:



                                            1993               1994          1995
                                           ------             ------        ------
        ETA S.A.........................   14.15%             14.85%          -
        OMAC Sales Limited..............      -                  -          11.39%
        Samsung Semiconductor SDN, BHD..    12.5%             10.60%        23.83%
        Siemens Semiconductor SDN, BHD..   14.54%             13.49%        15.90%
        TMX (Hong Kong) Limited.........   12.11%             17.13%          -


        Details of the amounts receivable from the five customers with the largest receivable balances at December 31, 1993, 1994 and 1995 are as follows:



                                                  Percentage of accounts receivable
                                                            December 31,
                                               ---------------------------------------
                                                1993               1994          1995
                                               ------             ------        ------
                                                HK$                HK$           HK$
        Five largest receivable balances.....   53%                57%          39.73%


        The Company has not experienced any significant difficulty in collecting its accounts receivable in the past and is not aware of any financial difficulties being experienced by its major customers.

                     ASTRON GROUP LIMITED AND SUBSIDIARIES

                             (Dollars in thousands)

17.     FAIR VALUE OF FINANCIAL INSTRUMENTS

        The following disclosure of the estimated value of financial instruments is made in accordance with the requirements of U.S. Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments". The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. The estimates presented herein are not necessarily indicative of amounts that the Company could realize in a current market exercise.

        The carrying amounts of cash, accounts receivable, accounts payable, short-term borrowings and long-term debt are reasonable estimates of their fair value. The interest rates on the Company's short-term borrowings and long-term debt approximate those which would have been available at December 31, 1995 for debt of the same remaining maturities. Long-term loan receivable from a fellow subsidiary bears interest at 7.15%.

18.     INFORMATION ABOUT FOREIGN AND DOMESTIC SALES

        All of the Company's sales of printed circuit boards are coordinated through the parent in Hong Kong and the breakdown by destination is as follows:

                                               Year ended December 31,
                                               -----------------------
                                         1993            1994            1995
                                        ------         -------         -------
                                          HK$             HK$            HK$
        Net sales:
          Hong Kong..................   22,906          25,106          24,253
        Export:
          Europe.....................   16,347          32,523          28,329
          Other Asian countries......   38,566          58,125         104,876
          North America..............   11,150          23,095           2,810
                                        ------         -------         -------
                                        88,969         138,849         160,268
                                        ======         =======         =======

        The Company operates in Hong Kong, PRC and the British Virgin Islands. The location of the Company's identifiable assets is as follows:

                                               Year ended December 31,
                                               -----------------------
                                         1993            1994            1995
                                        ------         -------         -------
                                          HK$             HK$            HK$
        Hong Kong...................    79,735         102,153           82,707
        PRC.........................         -          15,338          112,424
        British Virgin Islands......         -           9,175            7,629
                                        ------         -------          -------
                                        79,735         126,666          202,760
                                        ======         =======          =======

                      ASTRON GROUP LIMITED AND SUBSIDIARIES

                             (Dollars in thousands)

19.     SUBSEQUENT EVENT

        On February 2, 1996, Flextronics International Limited, a Singapore based company purchased 100% of the outstanding common stock of the Company.

20. SUMMARY OF DIFFERENCES BETWEEN HONG KONG AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

        The Company's financial statements are prepared in accordance with H.K. GAAP, which differ in certain significant respects from U.S. GAAP. The significant differences relate principally to the following items and the adjustments necessary to restate net income and shareholders' equity in accordance with U.S. GAAP are shown in the tables set out below:

        (a)     Proposed dividends

                The Company has included a proposed dividend in 1993 as a reconciliation item because under H.K. GAAP proposed dividend declared after the end of the accounting period is recorded as a liability incurred during such accounting period. Under U.S. GAAP, dividends are recorded as a liability on the books of the Company on the date of declaration. Under U.S. GAAP the dividend would be recorded as an adjustment to retained earnings. The dividend was declared and paid during 1994.

        (b)     Exceptional income or loss

                Under H.K. GAAP, the amounts shown in note 4 are classified as exceptional income or loss. U.S. GAAP does not recognize such items as exceptional.

        (c)     Waiver of liabilities due to a shareholder

                The exceptional items include an amount of waived liabilities due to a shareholder. Under U.S. GAAP such amount is not treated as income but as additional paid-in capital. Accordingly, an adjustment to net income is required to eliminate this difference.

        (d)     Revaluation of leasehold land and investment properties

                The Company has revalued certain leasehold land and investment properties based on an independent valuation. This resulted in an increase on the carrying value of such assets with a corresponding increase in consolidated shareholders' equity. Such revaluations are not permitted under U.S. GAAP. Accordingly, an adjustment to shareholders' equity is required to eliminate these differences. In addition, the company has eliminated the related depreciation expense from net income for the respective years.

                     ASTRON GROUP LIMITED AND SUBSIDIARIES

                             (Dollars in thousands)

20. SUMMARY OF DIFFERENCES BETWEEN HONG KONG AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES - continued

        (e)     Pre-operating expenses

                The Company has capitalised certain pre-operating expenses which is not permitted under U.S. GAAP. The amounts capitalised and the related amortisation expense have been adjusted in net income for the respective years.

        (f)     Reinstatement of loan payable

                The reinstatement of the loan payable to a related company has been included in income. Under U.S. GAAP such amount is not treated as income but as additional paid-in capital. Accordingly, an adjustment to net income to eliminate this difference.

        (g)     Consolidated Statement of Cash Flows

                The Consolidated Statement of Cash Flows presented on pages 6 and 7 has been prepared in accordance with generally accepted accounting principles in Hong Kong ("HK GAAP"). The presentation of certain items in the Consolidated Statement of Cash Flows pursuant to HK GAAP differs from the presentation in accordance with U.S. Statement of Financial Accounting Standards No. 95 "Statement of Cash Flows" ("SFAS95"). The net cash flow from operating, investing and financing would have been the following had the Consolidated Statement of Cash Flow been presented in accordance with SFAS95:

                                                  1993       1994        1995
                                                  ----       ----        ----
                                                  HK$        HK$         HK$
 Net cash provided by operating activities . . . 18,250      8,301      41,081
                                                 ------    -------     -------

 Net cash used in investing activities . . . . . (4,670)   (10,424)    (77,517)
                                                 ------    -------     -------

 Net cash (used in) provided by
   financing activities  . . . . . . . . . . . . (4,830)    17,212      23,336
                                                 ------    -------     -------

        The following table summarizes the effect on net income of differences between H.K. GAAP and U.S. GAAP.

                                                YEAR ENDED DECEMBER 31,
                                               -------------------------
                                               1993      1994      1995
                                               ----      ----      ----
                                               HK$       HK$       HK$
 Net income as reported under
   H.K. GAAP . . . . . . . . . . . . . . . . . 5,382    16,514    24,474
 U.S. GAAP material adjustments:
   Waiver of liabilities due to a shareholder    -         -      (6,900)
   Pre-operating expenses  . . . . . . . . . .   -        (144)   (1,582)
   Amortisation of pre-operating expenses  . .                        54
   Depreciation relating to the revaluation
         of investment properties  . . . . . .   715       119       -
   Reinstatement of loan payable to a related
         company reclassified as capital . . .   -      20,800

   Tax effects . . . . . . . . . . . . . . . .   -         -         -
                                               -----    ------    ------
 Net income under U.S. GAAP  . . . . . . . . . 6,097    37,289    16,046
                                               =====    ======    ======

                     ASTRON GROUP LIMITED AND SUBSIDIARIES

                             (Dollars in thousands)


20. SUMMARY OF DIFFERENCES BETWEEN HONG KONG AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES - continued

        The following table summarizes the effect on shareholders' equity of the differences between H.K. GAAP and U.S. GAAP.


                                                      As of December 31,
                                                   -----------------------
                                                   1993      1994     1995
                                                   ----      ----     ----
                                                    HK$       HK$      HK$
        Shareholders' equity as reported
          under H.K. GAAP......................    53,411   53,800   137,978

        Approximate U.S. GAAP adjustments:
          Proposed dividend....................       900     (900)        -
          Revaluation of leasehold land........         -        -    (3,557)
          Revaluation of investment properties.   (21,458)       -         -
          Reverse waiver of loan payable.......   (20,800)       -         -
          Eliminate revaluation of investment
           property sold........................        -   21,458         -
          Reclassification of liabilities waived
           by a shareholder to additional paid
           in capital..........................         -        -     6,900
          U.S. GAAP net income adjustments.....       715   20,775    (8,428)
          Cumulative U.S. GAAP adjustments
           to shareholders' equity.............         -  (40,643)      690
                                                  -------   ------   -------
        Approximate shareholders' equity
          under U.S. GAAP......................    12,768   54,490   133,583
                                                  -------   ------   -------

----------------------------------------------------------------------------

(b)  Pro forma Financial Information

             FLEXTRONICS INTERNATIONAL LTD. AND ASTRON GROUP LIMITED


                               PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION
                                   (unaudited)


On February 2, 1996, Flextronics International Ltd. (the "Company") acquired (the "Acquisition") all of the issued capital of Astron Group Limited, a private company limited by shares and incorporated in Hong Kong ("Astron"). The following unaudited pro forma condensed consolidated financial information reflects this business combination which will be accounted for under the purchase method of accounting. The pro forma condensed consolidated statements of operations assumes the acquisition had taken place at the beginning of the fiscal year ended March 31, 1995, whereas the pro forma condensed consolidated balance sheet assumes the acquisition took place on December 31, 1995.


The pro forma information is based on historical statements of the Company and Astron for the fiscal periods indicated, based on the Company's results of operations for the fiscal year ended March 31, 1995 (audited) and for the nine months ended December 31, 1995 (unaudited) and Astron's results of operations for the year ended December 31, 1994 (audited) and for the nine months ended December 31, 1995 (unaudited). As the fiscal year ends of the two companies are not co-terminuus, different fiscal periods were used for the preparation of the pro forma financial statements. In addition, for purposes of the pro forma condensed financial statements, the financial statements of Astron Group Limited translated from Hong Kong dollars into U.S. dollars in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation". Accordingly all of Astron's assets and liabilities have been translated at the exchange rate prevailing at the balance sheet date and all income and expenditure items have been translated at the average rates for each of the years. As the exchange rate between the Hong Kong dollar and the U.S. dollar has been fixed, an exchange rate of HK$7.73 to $1.00, being the approximate rate of exchange from commercial banks throughout the relevant periods, has been used and no exchange differences arise on translation.

The unaudited pro forma financial information does not purport to represent what the results of operations and the financial position of the Company would have actually been if the acquisition described above had in fact occurred on such date or the beginning of such period. Neither do they purport to project the results of operation and the financial position of the Company for any future date or period.


The pro forma condensed financial statements should be read in conjunction with the accompanying notes to the pro forma condensed financial statements included elsewhere herein.

           FLEXTRONICS INTERNATIONAL LIMITED AND ASTRON GROUP LIMITED

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                (IN THOUSANDS, EXCEPT PER SHARE DATA)(UNAUDITED)




                                                      Nine months       Nine months
                                                         ended             ended
                                                      December 31,     December 31,
                                                          1995             1995
                                                     -------------     ------------        Pro forma
                                                      Flextronics      Astron Group        adjustment       Pro forma
                                                     International        Limited         (see Note 1)       Combined
                                                     -------------     ------------       ------------      ----------
   Net Sales                                           $322,645          $15,450           $                  $338,095
   Cost of sales                                        293,461           10,655                               304,116
                                                       --------          -------            -------           --------
   Gross profit                                          29,184            4,795                 0              33,979

   Selling, general and administrative
    expenses                                             13,255            4,740                                17,995
   Goodwill amortization                                    542                0                199(3)             741
   Intangible assets amortization                           241                0                999(3)           1,240
   In-process research and development                                                       29,000(4)          29,000
                                                      ---------          -------           --------           --------
   Operating income                                      15,146               55            (30,198)           (14,997)
   Interest Income (expense) and other,                 (1,121)              131               (300)(8)         (1,290)
    net
                                                       --------          -------            -------           --------
   Income (loss) before income taxes                     14,025              186            (30,498)           (16,287)
   Provision (Benefit) for income taxes                   2,399              292               (260)(5)          2,431
                                                       --------          -------           --------           --------
   Net income                                          $ 11,626          $  (106)          $(30,238)          $(18,718)
                                                       ========          =======           ========           ========
   Net income per share                                $   0.89                                               $  (1.34)
                                                       ========                                               ========
   Weighted average outstanding
   Ordinary shares and equivalents                       13,130                                                 14,016
                                                       ========                                               ========

FLEXTRONICS INTERNATIONAL LIMITED AND ASTRON GROUP LIMITED

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)



                                                                          Year ended
                                                       Year ended         December 31,
                                                     March 31, 1995          1994            Pro forma
                                                      Flextronics        Astron Group        adjustment           Pro forma
                                                     International         Limited          (see Note 1&2)         Combined
                                                     -------------         -------          -------------         --------
   Net Sales                                        $237,386              $17,962            $                    $255,348
   Cost of sales                                     214,865               10,713                                  225,578
                                                    --------              -------            ---------            --------
   Gross profit                                       22,521                7,249                   0               29,770

   Selling, general and administrative
   expenses                                           11,468                5,228                                   16,696
   Goodwill amortization                                 510                    0                  238(3)              748
   Intangible assets amortization                        245                    0                1,332(3)            1,577
   In-process rResearch and development                   91                    0               29,000(4)           29,091
                                                    --------              -------            ---------           ---------
   Operating income (loss)                            10,207                2,021              (30,570)            (18,342)

   Interest income (expense) and other, net           (1,043)               3,136                 (363)(8)           1,730
   Merger expenses                                      (816)                   0                                     (816)
   Income (loss) from joint venture                     (729)                   0                                     (729)
                                                    --------              -------            ---------           ---------
   Income (loss) before income taxes                   7,619                5,157              (30,933)            (18,157)
   Provision for income taxes                          1,463                  333                 (346)(5)           1,450
                                                    --------              -------            ---------           ---------
   Net income (loss)                                $  6,156              $ 4,824             $(30,587)           $(19,607)
                                                    ========              =======            =========           =========
   Net income/(loss) per share                      $   0.51                                                     $   (1.51)
                                                    ========                                                     =========
   Weighted average outstanding
   Ordinary shares and equivalents                    12,103                                                        12,989
                                                    ========                                                     =========

FLEXTRONICS INTERNATIONAL LIMITED AND ASTRON GROUP LIMITED

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(IN THOUSANDS) (UNAUDITED)



                                                 Flextronics        Astron Group          Pro Forma
                                                International         Limited            Adjustment      Pro Forma
                                              December 31, 1995   December 31, 1995   (See Note 1 & 2)   Combined
                                              -----------------   -----------------   ----------------   ---------
ASSETS

   Current assets:
   Cash                                          $  8,403              $ 1,413            $ (8,703)       $  1,113
   Accounts Receivable, net                        79,229                3,558                              82,787
   Other current assets                             7,276                2,502                               9,778
   Inventories, net                                48,572                2,055                (141)         50,486
                                                 --------              -------            --------        --------
   Total current assets                           143,480                9,528              (8,844)        144,164

   Property and equipment, net                     41,054               13,848                              54,902
   Investments and other non-current
   assets                                             835                2,034                               2,869
   Intangible assets                                  585                  253              10,911          11,749
   Goodwill net of amortization                     8,828                    0               4,559          13,387
                                                 --------              -------            --------        --------
   Total assets                                  $194,782              $25,663            $  6,626        $227,071
                                                 ========              =======            ========        ========

FLEXTRONICS INTERNATIONAL LIMITED AND ASTRON GROUP LIMITED

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(IN THOUSANDS) (UNAUDITED)


LIABILITIES AND SHAREHOLDERS'
EQUITY


                                                 Flextronics        Astron Group          Pro Forma
                                                International         Limited            Adjustment      Pro Forma
                                              December 31, 1995   December 31, 1995   (See Note 1 & 2)   Combined
                                              -----------------   -----------------   ----------------   ---------
   Current liabilities:
   Bank borrowings                               $ 10,330             $   222          $                 $  10,552
   Current portion of capital lease                 5,242                   0                                5,242
   Current portion of long term debt                1,003                  65             10,000(2)         11,068
   Accounts payable                                60,424               7,173                               67,597
   Other current liabilities                        8,848                  95                700(2)          9,643
   Income tax payable                               3,089                 120                                3,209
                                                 --------             -------         ----------         ---------
   Total current liabilities                       88,936               7,675             10,700           107,311

   Non-current liabilities:
   Bank borrowings                                     --                  --              5,037(7)          5,037
   Capital lease, less current portion              8,579                   0                                8,579
   Long term debt, less current
   portion                                          2,817                   0              5,000(2)          7,817
   Notes Payable to shareholders                      679                   0                                  679
   Other payable                                                                          24,124(6)         24,124
   Deferred income tax                                561                 222              2,777             3,560
                                                 --------             -------         ----------         ---------
   Total liabilities                              101,572               7,897             47,638           157,107
                                                 --------             -------         ----------         ---------
   Minority Interest                                    0                 485                                  485
   Shareholders equity:
   Ordinary shares                                     82                 873               (871)               84
   Additional paid-in capital                      86,740               8,655             (2,150)           93,245
   Retained earnings                                6,388               7,121            (37,359)          (23,830)
   Reserves                                             0                 632               (632)                0
                                                 --------             -------         ----------         ---------
   Total shareholders' equity                      93,210              17,281            (41,012)           69,479
                                                 --------             -------         ----------         ---------
   Total liabilities and shareholders'           $194,782             $25,663         $    6,626         $ 227,071
   equity                                        ========             =======         ==========         =========

             FLEXTRONICS INTERNATIONAL LTD. AND ASTRON GROUP LIMITED

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                   (unaudited)


1. The accounts of the Astron Group Limited are presented in accordance with U.S. GAAP. Balance sheet accounts are translated into the U.S. dollar at the spot or historical rate as appropriate. Profit and loss accounts are translated at the average rate.



2. On February 2, 1996, the Company acquired Astron Group limited. The pro forma condensed consolidated balance sheet reflects the acquisition of Astron Group Limited by way of $13,440,605 in cash; issuance of 238,684 Ordinary Shares (these shares were valued based on the Company's average market share price during the 21 trading days immediately preceding the acquisition resulting in a value of $6,507,000); issuance of a $10 million promissory note due one year after acquisition date and issuance of a $5 million promissory note due two years after acquisition date. The promissory notes shall bear interest at the rate of 8% per annum. Additionally, the Company will issue $10 million of Ordinary Shares and pay approximately $14 million under the service agreement described below on June 30, 1998. Management has assessed the fair market value of Astron's identifiable assets and liabilities of $17.2 million and has recorded $11.9 million as identified intangible assets and $4.8 million as goodwill. Total costs to be incurred by the Company in connection with the acquisition are estimated at US$700,000.






         In connection with the Astron agreement, the Company has entered into a service agreement with the Chairman of Astron and an affiliated entity, which includes confidentiality provisions and a covenant not to compete. The agreement provides for a payment of approximately $14 million to be made on June 30, 1998. Of the $14 million, $5 million must be paid in cash. The remainder may be paid in either cash or Ordinary Shares at the discretion of the Company. The $14.0 million payment has been included in the calculation of Astron's purchase price.



         In addition, the Company will pay an earnout of up to $12.5 million contingent upon Astron Group Limited meeting certain pre-tax profit targets for calendar year 1996. The first $5 million of the earnout shall be paid in cash and the balance will be paid in cash or through the issuance of Ordinary Shares, at the discretion of the Company. In accordance with U.S. GAAP, the contingency will be recorded as purchase price when resolved.



3. Represents amortization of goodwill and identified intangible assets. In connection with the acquisition of Astron, and as if the acquisition was effected at the beginning of the period presented, the Company recorded $11.9 million of identified intangible assets and $4.8 of goodwill, and is amortizing these assets over their estimated useful lives of 7 to 25 years.



4. The Company engaged an independent valuation firm to aid in determining the fair market value of Astron Group Limited's research and development in process. ("In-Process R&D"). Based on this valuation and other factors, the Company determined that the fair value of the In-process R&D was $29 million. Accordingly, the Company wrote off $29 million of In-process R&D in fiscal 1996 and this amount was considered in the pro forma condensed income statement.



5. Reflects amortization of a deferred tax liability recognized by the Company in connection with the acquisition.

6. Other payable consists of $10.0 million in shares due to the former shareholders of Astron due June 30, 1998, and an accrued payment due to an affiliate of Stephen Rees, the Chairman and a former shareholder of Astron, of approximately $14 million, consisting of approximately $5.0 million in cash and $9.0 million payable in cash or the Company's Ordinary Shares, which the Company intends to pay in Ordinary Shares and has classified as a liability.



7. The proforma adjustments include additional bank borrowings of $5,037,000 assumed to be required to fund the acquisition.



8. Represents cash paid for interest on bank borrowings assumed to be required to fund the acquisition. See note 7.

(c)     Exhibits

        99.1    Letter dated August 18, 1997 of Deloitte Touche Tohmatsu

                                    SIGNATURE



              Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this amendment to its report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                                       FLEXTRONICS INTERNATIONAL LTD.





Date:  August 26, 1997                  By:  /s/ Michael E. Marks
                                            ------------------------------------
                                            Michael E. Marks
                                            Chairman and Chief Executive Officer